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               [LETTERHEAD OF FERGUSON & CO., LLP APPEARS HERE]


                                                                   Exhibit 23(c)


                                  May 22, 1996


Board of Directors
Home Savings Bank of Albemarle, S. S. B.
155 West South Street
Albermarle, North Carolina  28002

Directors:

  We hereby consent to the use of our firm's name in the applications for conversion of Home Savings Bank of Albemarle, S.S.B., Albemarle, North Carolina and any amendments thereto, filed with the Division of Savings Institutions, North Carolina Department of Commerce (the "Division"), and the FDIC, in the Form S-1 Registration Statement and any amendments thereto, and in the Acquisition Application and the Holding Company Application for South Street Financial Corp., as filed with the Division and the Federal Reserve Board, respectively. We also hereby consent to the inclusion of, a summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of South Street Financial Corp.., and the Proxy Statement of Home Savings Bank of Albemarle, S.S.B.


                                          Sincerely,

                                          /s/ Charles M. Hebert

                                          Charles M. Hebert
                                          Principal